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                                                        EXHIBIT 1
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                    Citigroup Global Markets Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                      Smith Barney Fund Management LLC is an investment adviser in accordance with
                                               Section 240.13d-1(b)(1)(ii)(E).

                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                    Date: August 10, 2005




                                         CITIGROUP INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                         Name:  Ali L. Karshan
                                         Title: Assistant Secretary


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